Exhibit 10.21

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

TOUR OPERATOR AGREEMENT

This Agreement is entered into as of December 12, 2011 (the “Effective Date”), between the National Geographic Society, a District of Columbia tax-exempt corporation, 1145 Seventeenth Street, NW, Washington, D.C. 20036-4688 (“NGS”) and Lindblad Expeditions, with principal offices at 96 Morton Street, New York, NY 10014 (“Lindblad”), to be a tour operator for certain NGE Trips (defined below). This Agreement is intended to apply to the marketing, sale and operation of all NGE/Lindblad Trips (defined below) scheduled to depart in calendar years 2012 through 2017.

WHEREAS, NGS is a tax-exempt corporation organized wholly for educational and scientific purposes and desires, in furtherance of its mission, to provide its members with travel programs of educational, geographical, and cultural value and interest; and

WHEREAS, NGS is the owner of, and has the exclusive rights to, the trademarks “National Geographic Society” and the YELLOW BORDER DESIGN and the trademarks, service marks, logos and trade names associated with the trademarks;

WHEREAS, Lindblad is an experienced operator of high quality passenger expedition cruise ships and operates a fleet of such ships, currently numbering five (5) ships and operating as the National Geographic Explorer, National Geographic Endeavour, the National Geographic Islander, the National Geographic Sea Lion, and the National Geographic Sea Bird in addition to other ships which it charters;

WHEREAS, this Agreement is intended to provide a general framework for the provision of tour operator services, including, but not limited to, handling of reservations, pre and post trip management and trip delivery for any and all National Geographic Expeditions on which the parties may agree during the term of this Agreement; and

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Definitions. All words appearing within the text of this Agreement with initial letter capitalized (except the first word of a sentence and proper nouns) and all words appearing within underlined section captions with initial letter capitalized and within quotation marks are specifically defined terms for purposes of this Agreement, the definitions for which are set below. Words that appear within parentheses and quotation marks with initial letters capitalized are specifically defined terms for purposes of this Agreement defined by the text immediately preceding the parentheses. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.1	“Air Discounts”: Special discounts off of supplemental airfare (airfare that is not included in the Lindblad Trip cost) made available to prospective travelers on certain Lindblad Trip departures. The discount value is equal to [*].

1.2	“[*]”: [*], is the designated call center that NGS has currently contracted with to provide certain administrative services related to National Geographic Trips other than those operated by Lindblad.

1.3	“Business Day” means any Monday, Tuesday, Wednesday, Thursday, or Friday other than national holidays recognized by the United States Federal Government.

1.4	“Catalog Price”: The price charged to each Participant on a particular Trip, and the price charged for any pre- or post-Trip extensions, as listed in the published NGS marketing materials.

1.5	“Commissionable Revenues”: The total amount booked for all NGE/Lindblad Trip Participants including (a) the Catalog Price (less any mutually agreed discounts applicable to Lindblad Trips including but not limited to Early Booking Discounts, Kids Discounts, Air Discounts, Travel Credits paid by Lindblad, Lifelong Explorer Discounts, and Group Discounts) for all NGE/Lindblad Trip Participants, (b) the Catalog Price of any applicable pre- or post- extensions for all NGE/Lindblad Trip Participants, and (c) the amount retained by Lindblad of the Catalog Price for all cancellations by NGE/Lindblad Trip Participants.

1.6	“Lindblad Ships”: Any ship owned or chartered by Lindblad.

1.7	“Lindblad Trips”: Any trip offered and operated by Lindblad Expeditions, including (a) pre- or post-trip extensions, (b) trips on Lindblad Ships, and (c) any trip by charter companies that charter a Lindblad Ship, but excluding any trips by conveyance other than ship unless specifically identified and agreed in writing by NGE and Lindblad. Unless otherwise specifically stated, Lindblad Trips include NGE/Lindblad Trips. The parties also agree that Lindblad Trips include the trips offered and operated by Lindblad to Peru.

1.8	“NGE Trip”: A trip offered by National Geographic Expeditions. Unless otherwise specifically stated, NGE Trips include NGE/Lindblad Trips.

1.9	“NGE”: National Geographic Expeditions, the travel program of the National Geographic Society, marketed under the Service Mark “National Geographic Expeditions.”

1.10	“NGE Participant”: Any individual who travels on a NGE Trip not operated by Lindblad Expeditions.

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1.11	“NGE/Lindblad Trips”: These are the specific Lindblad Trips, which are co-branded under the Alliance Agreement and promoted by NGE in its catalog, website and any other marketing channel used by NGE.

1.12	“NGE/Lindblad Trip Participant”: Any individual who travels on a NGE/Lindblad Trip and books through any NGE channel (e.g. NGE phone line, NGE web site, etc.) or any individual who books through a Lindblad phone line, Lindblad website or a travel agent, and identifies themselves or is identified as being sourced through NGE channels or promotions.

1.13	“NGE RS”: an Internet-based reservations system that NGE has implemented.

1.14	“Other Providers”: public and private carriage operators, hotels, ground operators, suppliers, tourist agencies, and other independent contractors or vendors whose services are retained by Lindblad for the benefit of Participant.

1.15	“Participant”: Any individual passenger who travels on a Lindblad Trip, including but not limited to a NGE/Lindblad Trip Participant.

1.16	“Service Mark”: the name NATIONAL GEOGRAPHIC EXPEDITIONS or such other service mark using one or more of the Trademarks as NGS may establish.

1.17	“Term”: The period commencing on the effective date of this Agreement and ending on the date this Agreement terminates, or upon termination of this Agreement under the terms and conditions stated herein, whichever event occurs first.

1.18	“Territory”: the United States, its territories and possessions, including Puerto Rico.

1.19	“Trademarks”: the name NATIONAL GEOGRAPHIC SOCIETY and the trademarks NATIONAL GEOGRAPHIC SOCIETY, NATIONAL GEOGRAPHIC and the Yellow Border Design Emblem, and the two combined in a composite trademark or with some other element as may be designated by NGS (e.g., “National Geographic Expeditions”) as set forth in specimens that NGS shall provide to Lindblad. Lindblad agrees that the Trademarks must be used in strict conformance with NGS’s Design Standards Manual and website. Relevant portions of the Design Standards Manual, technical specifications for use of the Trademarks, access to National Geographic’s brand website and master copies will be made available to Lindblad for use in producing materials under this Agreement.

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.	Pre-existing and Related Agreements.

2.1	Pre-existing TOA. NGS and Lindblad have an existing Tour Operator Agreement with an Effective Date of October 3, 2006, (the “Existing Agreement”), and they hereby desire to replace the terms of the Existing Agreement in its entirety with respect to any NGE/Lindblad Trips scheduled for departure on or after January 1, 2012, and any activity by Lindblad related to such NGE/Lindblad Trips that occurs after the Effective Date.

2.2	Alliance Agreement. NGS and Lindblad have entered into an Alliance Agreement on the same date as this Agreement (the “Alliance Agreement”). In the event of a conflict between this Agreement and the Alliance Agreement, provisions of this Agreement shall prevail with respect to NGE/Lindblad Trips.

3.	Exclusivity. During the Term, Lindblad will be the exclusive provider of ocean-going ship-based trips to NGE. This exclusivity provision includes NGE/Lindblad Trips offered on Lindblad-owned ships as well as other ships either acquired or chartered by Lindblad. This exclusivity specifically excludes ship-based programs on rivers or inland waterways, land or jet-based programs with a minor small ship component (e.g., China), student travel programs, “National Geographic Adventure” programs, and custom trips (i.e. FITs). In the event NGE wishes to offer an ocean-going ship-based trip on a ship with a capacity of [*] people, NGE will first present the opportunity to Lindblad; if Lindblad is not interested or the parties are unable to agree on terms, NGE is free to proceed without Lindblad. None of the restrictions on NGE in this section apply to any marketing or promotional activities directed outside of the Territory.

4.	Obligations of NGE. Related to the NGE/Lindblad Trips, NGE will perform the following at its sole cost and expense:

4.1	Product Selection. NGE is responsible for all product selection for the NGE Trips. NGE will consult with Lindblad on the selection of NGE/Lindblad Trips to be included in NGE marketing materials, and the parties will mutually agree on NGE/Lindblad Trips to be included in the NGE catalog in accordance with the schedule set forth in Exhibit A Product Development/Marketing Timeline. The parties agree that NGE will have the opportunity to promote as an NGE/Lindblad Trip any Lindblad Trip that Lindblad promotes in its catalog or website.

4.2	Marketing. NGE will market the NGE/Lindblad Trips under the “NATIONAL GEOGRAPHIC EXPEDITIONS” Service Mark and will acknowledge that such trips are jointly branded with Lindblad in NGE’s catalog and on its website. NGE’s marketing will be directed primarily to members of the National Geographic Society as a benefit of membership. Such marketing will consist of inclusion in the NGE catalogs and website, any e-mail marketing, and any other marketing that NGS decides in its sole discretion to undertake.

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.3	National Geographic Expert. In consultation with Lindblad, NGE will select a lecturer (“NGS Expert”) to give educational presentations to Participants on certain NGE/Lindblad Trips. Lindblad and NGS will agree on a plan for which NGE/Lindblad Trips will feature a NGS Expert. The intent is that NGS Experts will continue to be featured on many departures, and there will be at least one NGS Expert for each NGE/Lindblad Trip itinerary featured in the NGE catalog. Each NGS Expert shall have credentials reasonably qualifying such person to provide substantive, informative, and highly educational lectures to the Participants. In the event a NGS Expert cancels, NGE and the Lindblad will coordinate to identify a suitable replacement.

4.4	Travel Insurance. NGE has contracted with Travel Insurance Services to provide travel insurance to all NGE Participants, including NGE/Lindblad Trip Participants. Lindblad agrees not to send any other insurance offerings to NGE/Lindblad Trip Participants. Lindblad will comply with all guidelines set forth in Exhibit C Insurance Operations & Guidelines, and specifically shall adhere to the timing requirements for the initial distribution of insurance registration forms to NGE/Lindblad Trip Participants. Lindblad will [*] trip cancellation insurance to all NGE/Lindblad Trip Participants.

5.	Obligations of Lindblad. Lindblad will provide the following services at [*]:

5.1	Trip Design and Operation. In consultation with NGS, Lindblad will design and assemble each Trip itinerary and Lindblad shall operate each Trip, with responsibility for all components of each Trip.

5.2	Marketing Support. Lindblad will support NGE’s promotion of NGE/Lindblad Trips in the following ways:

5.2.1	Lindblad will provide to NGE proposed marketing copy for each NGE/Lindblad itinerary to be included in the NGE catalog, including, but not limited to, an introduction, a highlights section, a detailed itinerary, pricing, including estimated air, and ship information, photo and deck plan, and proposed photos (that have already been model released and released by the photographer who own the rights to the image) in the format and word count provided by NGS and in accordance with the schedule set forth in Exhibit A Product Development/Marketing Timeline.

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.2.2	At NGS request, Lindblad will provide creative services support for the creation of catalogs and individual brochures dedicated solely to NGE/Lindblad Trips; however, NGS will be responsible for the costs of printing and distribution of such marketing materials.

5.2.3	At NGS request, Lindblad will place NGE catalogs in the cabins of NGE/Lindblad Trip Participants, provided that [*] the cost of the catalogs and shipment to the Lindblad Ships.

5.3	Staffing. Lindblad will hire, manage, and pay the personnel necessary to operate each NGE/Lindblad Trip, including but not limited to expedition leader, experts, and local guides. Engagement of NGS Experts shall be by a written contract between the NGS Expert and Lindblad, and Lindblad will provide NGS with a photocopy of the contract that has been signed by both the NGS Expert and Lindblad prior to Trip departure. In the event an NGS Expert cancels, NGS and Lindblad will coordinate to identify a suitable replacement. For NGE/Lindblad Trips with a NGS Expert, Lindblad agrees to send the NGS Expert copies of all pre-trip materials sent to the Participants. Lindblad also agrees to [*] of any [*], the [*] of each [*] and a [*] per [*] the [*] to [*] within 30 days of completion of the Lindblad Trip. The [*] for each [*] shall be at the rate set by NGE for NGE Trips (presently [*]) and include the travel day(s) listed in the itinerary published, payable within 30 days of the completion of the Lindblad Trip. Lindblad will also provide [*] equivalent to [*] per person at [*] hosted by the [*]. In addition, each [*] will enjoy the same [*] as Lindblad Expeditions staff. Lindblad may refer to the planned participation of NGS Experts in marketing materials approved by NGS.

5.4	Customer Service. As outlined in Exhibit B, Lindblad will manage administrative services relating to the NGE/Lindblad Trips, including, but not limited to, receiving and processing all reservation requests, inquiries and service requests, and providing advice and booking arrangements for any air travel requested by NGE/Lindblad Trip Participants. Lindblad will receive reservation and inquirer calls transferred over from an automated system located at [*] and will receive web bookings directed from NGE’s web site. Lindblad will arrange for those calls to be transferred on a separate toll-free line to be answered as “National Geographic Expeditions” and will arrange to accept response mail addressed to NGE. Lindblad agrees to reimburse [*] for Lindblad’s share of costs related to the toll free line at an amount that is mutually agreed between Lindblad and [*].

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.5	Coordination with [*]. Lindblad will coordinate with [*] on managing the inquiry and reservation process for NGE Trips. Exhibit B NGE Call Center Operations/Lindblad Coordination with [*] outlines Lindblad and [*] dual role in managing NGE’s call center; sets forth standards for the level of customer service that Lindblad agrees to meet; and summarizes reports that Lindblad will provide to NGE related to the management of NGE’s call center for NGE/Lindblad Trips. Lindblad expressly agrees to accept the obligations imposed in Exhibit B NGE Call Center Operations/Lindblad Coordination with [*], which is incorporated herein by reference.

5.6	Fulfillment. Lindblad will reimburse [*] for [*] of the total catalog fulfillment costs [*] incurred by [*] (“[*] Reimbursement”). Within 30 days of the end of each calendar year, NGS will analyze the ratio of NGE/Lindblad Trips to the total NGE Trips administered by (“[*] Administered Trips”). From one year to the next, if the proportion of NGE/Lindblad Trips compared to [*] Administered Trips increases or decreases by [*], then Lindblad’s [*] Reimbursement for the following year will become the new percentage. At the end of each calendar quarter, [*] will send Lindblad a quarterly invoice. The [*] Reimbursement. Payment by Lindblad will be due to [*] no later than 30 days after Lindblad receipt of the [*] invoice.

5.7	Pre- and Post-Trip Administration.

5.7.1	Lindblad shall prepare and produce co-branded pre-trip materials (including but not limited to packing suggestions, hotel contact list, name tags, and final itinerary noting any revisions to distributed marketing copy) for all NGE/Lindblad Trip Participants. NGE and Lindblad will collaborate on customizing the Welcome Letter sent to NGE/Lindblad Trip Participants to communicate the National Geographic/Lindblad relationship. The Welcome Letter will include: the Travel Insurance offer as described in the Section headed Travel Insurance, below; Exhibit D NGE Traveler Information Form printed on NGE letterhead; and Statements of Responsibility and Terms and Conditions (referenced in Exhibit E or as posted on the NGE website) printed on NGE letterhead. All other pre-trip materials sent in later mailings will be those used on Lindblad Trips. Lindblad shall submit all such pre-trip materials to NGE for NGE’s approval.

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.7.2	Lindblad is continuing the development of an [*]. Lindblad agrees to collaborate with NGE to ensure that this [*] meets [*] with regard to [*] and shall [*] for NGE/Lindblad Trip Participants until NGE provides its final written approval. NGE will only utilize this system for NGE/Lindblad Trips.

5.7.3	Lindblad will be responsible for obtaining from every NGE/Lindblad Trip Participant a completed and signed Traveler Information Form (includes Agreement, Assumption of Risk, Waiver and Release) as set forth in Exhibit D, and will send copies of the Traveler Information Form to NGE for each NGE/Lindblad Trip Participant at least 3 Business Days before any pre-trip briefing or in the event there is no pre-trip briefing, prior to the departure date for such NGE/Lindblad Trip. Under no circumstances will Lindblad permit a NGE/Lindblad Trip Participant who has not signed and returned to Lindblad the Agreement, Assumption of Risk, Waiver and Release, to join a NGE/Lindblad Trip.

5.7.4	For any departure which will have a NGS Expert on board, Lindblad will schedule with NGE and the NGS Expert a pre-trip telephone briefing prior to departure or an on-board briefing at the start of the NGE/Lindblad Trip.

5.7.5	Lindblad will manage post-trip administration, including [*] to [*], or in any other agreed on format, in accordance with a schedule agreed on by NGE. NGE will provide Lindblad with a [*]. During the Term, Lindblad and NGE may collaborate on a [*]. Lindblad shall make no use of such an [*] for NGE/Lindblad Trip Participants until NGS provides its final written approval.

5.8	Collection of Participant Payments. Lindblad will perform invoicing and collect payments from NGE/Lindblad Trip Participants.

5.9	Provide NGE/Lindblad Trip Participant and Inquiry Data. Lindblad will provide NGE with the following information as required by NGE: (i) NGE/Lindblad Trip Participant information (“Trip Participant List”), including, but not limited to, name, address, e-mail address (including an indication of “opt out” if specifically requested), telephone numbers, NGE/Lindblad Trip name, departure date, price paid by Participant, status (Booked, Waitlist, Cancelled), NGS customer number and booking channel, source, marketing and segment codes as defined by NGE; (ii) contact information for any travel agents who book or inquire about NGE Trips (“Travel Agent Data”); (iii) contact information for any individuals whoinquire about NGE Trips, including source, marketing and segment codes as defined by NGE. (“Inquirer Data”). Every two weeks or, as requested by NGE, Lindblad will transfer to NGS an updated set of: (1) Trip Participant List including new bookings, cancellations, waitlists, and changes; (2) Travel Agent Data; (3) Inquirer Data; and (4) general information (opt-out, change of address), utilizing the feed formats mutually agreed upon by NGE and Lindblad (“Trip Information”). Upon [*], Lindblad will [*] to [*] at [*]. Lindblad shall not use the Trip Participant List, Travel Agent Data, NGE Finder File Data (defined in Section 5.10), or Inquirer Data for any purpose other than analysis, without prior approval of NGE.

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5.10	NGE Finder File. As part of call center operations, Lindblad will upload information from the NGE marketing file, which includes names and addresses of all households receiving a particular NGE catalog mailing, and any other data provided by NGE to Lindblad (individually and collectively the “NGE Finder File Data”) on to Lindblad’s reservation system. This data will be delivered in an agreed upon format compatible with each vendor’s system. The NGE Finder File and any other data provided by NGE to Lindblad is the exclusive property of NGS. Lindblad agrees to destroy the file containing the NGE Finder File after uploading it to its reservation system. Lindblad is to use the NGE Finder File only in the processing of inquiries and bookings for NGE/Lindblad Trips; no other use by Lindblad is permitted or authorized. Lindblad is to keep the NGE Finder File separate from Lindblad customer data at all times and strictly limit access to the NGE Finder File to authorized users only.

5.11	Reporting. Lindblad will provide NGE the following:

5.11.1	Reports with respect to all NGE/Lindblad Trips in a format agreed on by NGE by email:

A.	Daily enrollment reports, including new enrollment totals by each NGE/Lindblad Trip;

B.	Weekly Booking Pace report; and

5.11.2	Upon launch of the NGE RS, Lindblad will only have the obligation to deliver the Weekly Booking Pace report.

5.11.3	Lindblad will forward to NGE all complaint letters, calls and e-mails immediately, as received, and notify NGE of any significant issues related to a NGE/Lindblad Trip; and

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.11.4	At NGE’s request, Lindblad will submit an expedition manager’s report on a specific NGE/Lindblad Trip.

5.12	Travel Insurance. Lindblad will comply with all guidelines set forth in Exhibit D Insurance Operations & Guidelines, and specifically shall adhere to the timing requirements for the initial distribution of insurance registration forms to NGE/Lindblad Trip Participants. Lindblad will [*] Trip Cancellation Insurance to all NGE/Lindblad Trip Participants at the time of booking.

5.13	Transfer to Another Trip. Lindblad agrees to cooperate with NGE on its policy for NGE Participants who wish to transfer to another NGE Trip. A NGE Participant may transfer to another NGE Trip a [*] up to [*] before departure of the initial trip. At the time of cancellation of the initial NGE Trip, the replacement NGE Trip must be booked. In the event NGE Participant cancels a NGE/Lindblad Trip and transfers to another NGE Trip within the time period established above, Lindblad will promptly [*].

5.14	NGS Fees. Lindblad shall pay NGS as follows (“NGS Fee”):

5.14.1	Lindblad shall be entitled to keep [*] (and [*] of any applicable pre- or post-extension) for NGE/Lindblad Trip Participants [*]. Within 30 days of the departure date of each Trip, Lindblad shall pay to NGS a fee per NGE/Lindblad Trip Participant equal to the aggregate amount of (a) [*] ([*] any mutually agreed [*] applicable to Lindblad trips including but not limited to [*] and [*]) of the NGE/Lindblad Trip, (b) [*] of any applicable pre- or post -extension, (c) [*] on the amount retained by Lindblad of [*] on the NGE/Lindblad Trip, and [*] on the amount retained by Lindblad of [*] of pre- or post extensions for all cancellations by NGE/Lindblad Trip Participants. The total of the fees paid by Lindblad to NGS is hereafter referred to as the “NGS Fee.”

5.14.2	In the event that a previous NGE/Lindblad Trip Participant utilizes a travel credit issued as a result of [*], NGE will receive the NGS Fee of [*] regardless of the channel used by such Participant to make the booking and the Participant will be considered a NGE/Lindblad Trip- Participant

5.14.3	In the event that a NGE/Lindblad Trip Participant books a subsequent Lindblad Trip as a result of a promotion offered [*] the Lindblad Trip, NGE will receive the NGS Fee of [*] on that subsequent booking.

5.14.4	In the event Lindblad retains or receives [*] of the [*] for a cancellation (“Cancelled Participant Payment”), then Lindblad agrees to pay NGS according to the following formula: Cancelled Participant Payment [*].

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.14.5	Lindblad’s payment of the NGS Fee shall be accompanied by a report stating: (i) the name and departure date of the NGE/Lindblad Trip, (ii) the name, e-mail address, and mailing address of each NGE/Lindblad Trip Participant, including cancelled NGE/Lindblad Trip Participants; (iii) the number of NGE Lindblad Trip Participants, (iv) the Catalog Price for each NGE/Lindblad Trip Participant, (v) the calculation formula of the NGS Fee, and (vi) list of NGE/Lindblad Trip Participants on extensions. A finance charge of [*] per month shall be payable on any late payment.

5.14.6	NGS Bonus Payment. NGE will receive a payment based on the following calculations; Exhibit G provides an illustrative example of calculations for the NGS Bonus Payment based on [*] and [*].

A.	Calculations:

(1)	“Lindblad Maximum Yield” or “LMY” means Lindblad’s maximum possible gross revenue if Lindblad sells all berths on Lindblad Trips, excluding “Competing Trips,” at full price in a calendar year. For the purposes of this calculation, a “Competing Trip” means a Lindblad Trip on a “river-going” ship where the parties mutually agree in writing in advance that such trip will not be a NGE/Lindblad Trip and where NGE is promoting a substantially similar NGE Trip (that is not a NGE/Lindblad Trip) to the same destination. As of the Effective Date, the [*] to [*] is the [*].

(2)	“NGE Commissionable Revenue” or “NCR” means the total amount of payments due to NGE under sections 5.14.1, 5.14.2, 5.14.3 and 5.14.4 of this Agreement.

(3)	“NGE Contribution Percent” or “NC%” means the [*].

(4)	“Target” means [*]

(5)	“NGS Bonus Payment Base” means the [*].

(6)	“NGS Bonus Payment” means the [*].

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

B.	Lindblad will calculate and pay the NGS Bonus Payment at the same time that Lindblad pays the 4th quarter royalty payment for the previous calendar year. In the event the NGS Bonus Payment amount is revised on or before April 30 of any calendar year as a result of an audit, Lindblad will notify NGS and will make any applicable adjustment in its next royalty payment to NGS.

C.	The first NGS Bonus Payment will be calculated on the calendar year beginning January 1, 2011, and NGS will be eligible for its first bonus payment in January 2012 for the 2011 calendar year.

5.14.7	NGS and Lindblad agree to honor credits (specifically excluding the [*]) made to travelers on NGE Trips or Lindblad Trips other than NGE/Lindblad Trip as follows (unless otherwise mutually agreed in writing):

A.	In the event that a guest uses a credit from a NGE Trip other than a NGE/Lindblad Trip on a NGE/Lindblad Trip, then the guest will be booked as a participant on such NGE/Lindblad Trip, and Lindblad may deduct the value of the credit from NGS Fees.

B.	In the event that guest uses a credit from a NGE/Lindblad Trip on a NGE Trip that is not a NGE/Lindblad Trip, then the guest will be booked as a participant on such NGE Trip, and NGE will [*] for [*].

C.	In the event that a guest uses a credit from a NGE/Lindblad Trip on a NGE/Lindblad Trip, then the guest will be booked as a participant on the NGE/Lindblad Trip, and Lindblad will [*] the credit, but [*] the credit from [*] when calculating the NGS Fee, unless otherwise mutually agreed.

5.15	Travel Agent / Third Party Bookings. Lindblad agrees to accept travel agent bookings for NGE/Lindblad Trips, will be responsible for processing and administration of all bookings from third party travel agents (“Travel Agent” or “Travel Agents,” as applicable), and will pay all Travel Agent commissions. Lindblad will pay Travel Agents booking NGE/Lindblad Trip Participants the [*] that Lindblad would for a Lindblad Trip participant. For Travel Agents bookings of NGE/Lindblad Trip Participants, Lindblad will [*] (less any applicable discounts set forth in 5.13.1, above) from the NGE Fee. If NGE establishes agreements with another entity or entities for distribution of NGE Trips, Lindblad agrees to cooperate with NGE on the promotion and sale of the NGE/Lindblad Trips through the other entity’s/entities’ service.

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.16	Group Bookings. For any group bookings, Lindblad will send members of such group the NGE Terms and Conditions applicable to group bookings outlined in Exhibit E Terms and Conditions Replacement Paragraph for Group Reservations.

5.17	Incentives. For any incentive programs which NGE may offer, such as a NGE loyalty program (e.g Lifelong Explorers), Lindblad will [*] the amount of the discount ([*] for NGE/Lindblad Trips) for each NGE/Lindblad Trip Participant who is a member of such loyalty program and any NGE/Lindblad Trip Participant that is part of the same household [*] and pay the applicable NGS Fee on [*].

5.18	NGE and Lindblad agree that the terms set forth in Exhibit F identify and govern the existing terms for collaboration on the NGE loyalty program for Lindblad Trips. In additional NGE and Lindblad agree to work together to support other membership programs developed by National Geographic.

5.19	Quality of Services/Compliance. Lindblad represents and warrants that each Lindblad Trip will be of [*], with a [*] of service and with [*] educational opportunities for all Participants. Lindblad further represents that it will operate in compliance with all applicable legal requirements, standards, laws, regulations, and ordinances, in the United States and in each country in which a NGE/Lindblad Trip is conducted.

5.20	Allocation of Space. Prior to publication of new schedules for all Lindblad Trips and before any cabins are made available for sale by either Lindblad or NGE, NGE and Lindblad will reach agreement on the number of spaces to be reserved for sale by NGE for such Lindblad Trip. Lindblad agrees to adjust its group allocation [*] is [*] what has been [*] in [*]. In addition, on specific trips with limited availability Lindblad will allocate an agreed-upon number of cabins for NGE/Lindblad Trip Participants, and the parties will agree on the schedule for when such “blocked” cabins will be available exclusively to NGE and when they will be released from such exclusivity.

6.	Strategic Destinations. NGE and Lindblad will reach agreement on strategic destinations that are important to NGE based on its prior experience and will develop plans, if feasible, to offer NGE/Lindbald Trips in or to those destinations.

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

7.	Grant of License by NGS.

7.1	Subject to all the terms, conditions, and limitations contained in this Agreement (including the NGS approval as specified in the Section headed Trademarks, below, NGS grants to Lindblad a limited, non-exclusive, non-transferable, non-assignable license to use the Service Mark and Trademarks as designated by NGS. NGS expressly reserves the right to license the Service Mark and Trademarks in connection with NGE Trips with any other operator or entity, except as specified in the Exclusivity Section above.

7.2	All rights in the Trademarks and the Service Mark (and all other trademarks, trade dress, service marks, and logos associated with NGS not expressly granted to Lindblad herein) are reserved to NGS without restriction. All use of the Trademarks and the Service mark by Lindblad shall inure to the benefit of NGS.

8.	Changes in Itinerary/Travel Warnings/Cancellation.

8.1	Lindblad may change or cancel a NGE/Lindblad Trip to accommodate the needs, interests, health or safety of or in the event of changed circumstances beyond the control of Lindblad that create a danger to the health or safety of NGE/Lindblad Trip Participants or threaten the successful completion of the scheduled itinerary, subject to notifying NGS of significant changes as soon as practicable before or after such change. In establishing itineraries and in determining whether to change or cancel an itinerary, Lindblad will act prudently in accordance with its past and existing practices, with the safety and health of NGE/Lindblad Trip Participants and crew being the paramount concern and taking into account all other relevant factors including NGE/Lindblad Trip Participant satisfaction concerns, reputation of the parties hereto, risk to the Lindblad Ship, insurance matters, and commercial concerns.

8.2	If NGS has good faith material concerns with respect to the safety, health or welfare of the NGE/Lindblad Trip Participants, Lindblad agrees to consult with NGS and to give [*] prior to making a decision concerning any initial itinerary or any cancellation or change of itinerary. Notwithstanding the foregoing, both parties agree that a NGE/Lindblad Trip will not be operated in any destination where the U.S. State Department has a Travel Warning, or where travel by U.S. citizens is generally prohibited by U.S. law, unless the parties otherwise mutually agree in writing. If such a Warning is issued prior to departure, Lindblad will determine whether to re-route the NGE/Lindblad Trip, cut short the duration of the NGE/Lindblad Trip or cancel the departure, and notify NGS of the change.

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

8.3	In the event a Travel Warning is issued for an area where a NGE/Lindblad Trip is in progress, Lindblad agrees to evacuate those NGE/Lindblad Trip Participants as quickly as possible. Lindblad agrees to provide refunds to NGE/Lindblad Participants in accordance with the applicable NGE Terms and Conditions. Notwithstanding the foregoing, in the event of a general act of terrorism or any other significant event that causes booked NGE/Lindblad Trip Participants to have legitimate concerns about their individual safety, welfare, or ability to enjoy their NGE/Lindblad Trip, and to request to cancel their participation, Lindblad agrees to consult with NGS and to give [*] prior to making a decision concerning the NGE/Lindblad Trip Participants requests.

9.	Term of Contract. This Agreement is the period of time commencing on the Effective Date and continuing through December 31, 2017. The Agreement may be terminated prior to its scheduled expiration pursuant, but without limitation, to the provisions of the Sections headed, Termination and Rights and Duties after Termination. The Term may be extended if both parties mutually agree in a written amendment to this Agreement signed by both parties.

10.	Terms and Conditions.

10.1	Each NGE Trip will be subject to the Responsibility Statement, Terms and Conditions, and Liability Release published in the NGE catalog (collectively, “NGE T&C”). The current version of the NGE T&C is on the NGE website.

10.2	Both parties acknowledge that from time to time, the NGE T&C may change subject to NGE discretion. NGE will evaluate Lindblad’s policies related to deposits, payment schedules and cancellation in an effort to make NGE’s policies consistent with Lindblad’s. NGE will notify Lindblad of any material change and the change will take effect for NGE Trips promoted in the NGE catalog where the change first appears.

11.	Trademarks. Lindblad recognizes and acknowledges that the Trademarks, the Service Marks, and any other trademarks, service marks, and trade names owned, or licensed by NGS and any copyrights or proprietary material pertaining to, owned or licensed by NGS are unique and valuable. These intellectual properties are the property of NGS, and, with respect to NGE/Lindblad Trips, Lindblad shall not reproduce, distribute, release, or permit the distribution or release of any packaging, promotional, or advertising or other materials, which use the words or mention the National Geographic Society or use any of the Trademarks or Service Mark without the prior written approval of NGS. Lindblad shall submit to NGS for approval, prior to use, distribution, or disclosure, any packaging, labels, or materials for inquiry response and Participant communications in which the trade names, Trademarks, or Service Mark of NGS are used.

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

12.	Insurance and Liability.

12.1	Lindblad agrees to maintain, at its own expense, and on a current basis, the following liability insurance policies with coverage for each NGE/Lindblad Trip as follows:

12.1.1	Commercial General Liability with a minimum limit of [*] per occurrence and [*] in the aggregate;

12.1.2	Workers’ Compensation insurance with a statutorily required limit and Employers’ Liability with a limit of [*];

12.1.3	Watercraft Liability including Protection and Indemnity and Maritime liability for [*] (if the Umbrella includes this coverage as an underlying policy) or [*] (if the Umbrella does not) for all Lindblad-owned vessels. If vessel is leased, then vessel owner must provide proof of P&I and Maritime Liability insurance;

12.1.4	Standard Travel Agents’ Professional Liability insurance (errors and omissions coverage) in the amount of at least [*] per occurrence and in the aggregate;

12.1.5	Automobile Liability insurance covering all Lindblad-owned, non-owned and hired vehicles with a [*] combined single limit;

12.1.6	Umbrella Liability insurance with a limit of [*] per occurrence and in the aggregate;

12.1.7	Non-Owned Aircraft Liability insurance with a limit of [*] per occurrence and in the aggregate. This requirement only applies of the Trip includes the charter or hire of any aircraft.

12.2	Coverage consistent with the foregoing shall be maintained at all times during the Term and for a period of at least [*] thereafter.

12.3	Lindblad agrees to maintain, at its own expense, and on a current basis, worker’s compensation insurance in the statutorily required amount and employer’s liability insurance with a limit of [*]. If Lindblad cannot provide workers’ compensation insurance to a NGS Expert, Lindblad agrees to include notice of this omission in the written contract (described in Section 4 headed Staffing) between the NGS Expert and Lindblad.

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

12.4	It is understood and agreed that the insurance limits stated above are minimum requirements, and the actual limits of any of the policies in excess of the stated amounts shall not be withheld from NGS should the stated limits be exhausted. Lindblad shall maintain insurance policies in form, amounts and with such companies as are reasonably acceptable to NGS and licensed to do business in the District of Columbia. Such acceptance will not be unreasonably withheld.

12.5	Each policy, with the exception of worker’s compensation and Protection and Indemnity, will include an endorsement stating “National Geographic Society, its subsidiaries, trustees, directors, officers and employees are listed as Additional Insureds. The Protection and Indemnity policy will be covered by a “misdirected arrows” endorsement giving NGS similar protection. All policies will state that NGS shall be given at least [*] days advance written notice of cancellation, Lindblad agrees to have its insurance company or companies provide NGS with a certificate of insurance evidencing the above-required insurance within thirty (30) days following the Execution Date.

12.6	It is understood and agreed that, with respect to services to be provided by Other Providers, Lindblad will act solely as an agent of the Other Providers in selling such services to Participants. It is further understood and agreed that all Participants may be subject to the terms and conditions of a contract with Other Providers covering services provided to the Participant. No responsibility and liability is accepted or assumed by Lindblad or NGS, and Lindblad and NGS disclaim all responsibility and liability, for those portions of any NGE/Lindblad Trip as to which liability and responsibility are governed by the conditions of the contract of carriage or by contracts with Other Providers.

13.	Force Majeure. Neither NGS nor Lindblad shall have any liability to the other for failure to perform or delay in performance of any obligations under this Agreement for any loss or damage due to delay, cancellation, or disruption caused in any manner by the laws, regulations, acts or failure to act, demands, orders, or interpositions of any government or any subdivision or agent, thereof, or by acts of God, strikes, fire, flood, war, rebellion, terrorism, insurrection, sickness, quarantine, epidemics, theft, or any other cause(s) beyond the control of either party whether similar or dissimilar to the foregoing; provided however that in no event shall Lindblad be excused from its payment obligations to NGS pursuant to Section headed NGS Fees, regardless of any event of Force Majeure.

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14.	Indemnification.

14.1	Lindblad agrees to indemnify and hold NGS, its subsidiaries and affiliates, and their respective officers, directors, and employees, harmless from any liability, damages, loss, cost, expenses, and reasonable attorney’s fees of whatever kind and nature which NGS may hereafter incur, suffer, or be required to pay by reason of or in consequence of bodily injury, sickness, death, property damage, or other loss arising out of Lindblad’s negligence, except to the extent that such liability, damages, loss, cost, or other expenses are occasioned in whole or in part or caused directly or indirectly by any negligent act or omission of NGS, its subsidiaries, affiliates or their respective officers, directors, and employees. Lindblad agrees to indemnify and hold harmless the National Geographic Society and its officers, directors, employees, and agents from any and all loss, damage, liability, costs, or expenses, including reasonable attorney’s fees with respect to any claim arising from NGS use of the image or images provided by Lindblad or its affiliates or agents to promote National Geographic Expeditions.

14.2	NGS agrees to indemnify and hold Lindblad, its subsidiaries and affiliates, and their respective officers, directors, and employees harmless from any liability, damages, loss, cost, expenses, and reasonable attorney’s fees of whatever kind and nature which Lindblad may hereafter incur, suffer, or be required to pay by reason of or in consequence of bodily injury, sickness, death, property damage, or other loss arising out of NGS’ negligence, except to the extent that such liability, damages, loss, cost, or other expenses are occasioned in whole or in part or caused directly or indirectly by any negligent act or omission of Lindblad, its subsidiaries, affiliates or their respective officers, directors and employees.

15.	Inspection of Records. Lindblad shall keep books and records using generally accepted accounting principles regarding any fees due NGS hereunder and related revenue and cost information. NGS may inspect Lindblad’s books and records related or incident to any NGE/Lindblad Trip during normal business hours upon five Business Days advance notice during the Term and for one year thereafter.

16.	Termination.

16.1	Either party (the “Terminating Party”) may terminate this Agreement: (a) upon 30 days written notice of the other’s breach of this Agreement, unless the breach is cured within 30 days of notice; or (b) immediately if the Defaulting Party is declared bankrupt, or makes an assignment for the benefit of its creditors, or takes advantage of any insolvency law in its jurisdiction, or if a receiver or trustee is appointed for its property, or if it liquidates its business, or if it ceases its usual operations for any reason; or (c) immediately upon the conviction of the Defaulting Party, or any officer, director, or substantial shareholder of the Defaulting Party, in a court of competent jurisdiction of any offense substantially related to the business conducted by the Defaulting Party in connection with this Agreement or of any offense punishable by a term of imprisonment.

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

16.2	NGS may terminate this Agreement immediately upon written notice to Lindblad at any time if Lindblad acts in a manner that threatens the integrity and good will associated with the National Geographic name and Trademarks under this Agreement or under the Alliance Agreement.

17.	Rights and Duties after Termination. Upon the termination (with or without cause) or expiration of this Agreement:

17.1	The parties agree to work together to develop means of communicating the termination of the Agreement to NGE/Lindblad Trip Participants and to the public in general as deemed appropriate, in a manner that is factual and that is designed to avoid, where possible, damage to either party’s reputation and goodwill. All such communications shall be subject to mutual approval. Any NGE/Lindblad Trips scheduled to depart after the effective date of any termination will operate only if NGS and Lindblad mutually agree. All NGE/Lindblad Trip Participants departing after the effective date of any termination shall receive prompt notification, to be approved in advance by Lindblad, from NGS of the termination and the effect on their NGE/Lindblad Trip.

17.2	Lindblad shall promptly return to NGS any and all materials furnished hereunder to Lindblad by NGS or [*], and shall immediately cease using NGS’ name and trademarks;

17.3	Lindblad agrees to dispose of, by delivery to NGS and by subsequent destruction, and free of any charge to NGS, the Trip Participant List, Travel Agent Data, Inquirer Data, any other database the NGE has provided, and all advertising, promotional matter, and all other written materials bearing NGS’ name, trademarks, or service marks which are then in its possession or subject to its control;

17.4	All rights and licenses granted to Lindblad shall cease and revert to NGS;

17.5	Notwithstanding any other provision of this Agreement, the rights and obligations under Sections headed NGS Fees, Trademarks, Trip Participant List, Insurance, Indemnification, and Rights and Duties after Termination shall survive the termination of this Agreement.

17.6	Lindblad shall remain liable to NGS for NGS Fees accrued and other amounts accrued prior to termination.

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18.	Miscellaneous.

18.1	This Agreement shall not in any way create a joint venture or partnership between the parties.

18.2	The construction and interpretation of this Agreement shall be governed by the laws of the District of Columbia. Each party hereby agrees to attempt to settle any dispute relating to this Agreement, with the exception of collection matters involving an undisputed amount, through non-binding mediation at a mutually agreeable location in the District of Columbia within 30 days or as promptly as possible following notice of the existence of such a dispute from one party to the other. In the event that good faith efforts to mediate do not resolve such dispute, the parties agree to submit such dispute to binding arbitration under the rules of the American Arbitration Association governing the resolution of commercial disputes at a mutually agreeable location in the District of Columbia. The result of such arbitration shall be binding and enforceable in a court of competent jurisdiction.

18.3	If for any reason any provision of this Agreement is held or determined to be unenforceable, that provision will be enforced to the maximum extent permissible, and the remainder of this Agreement will continue in full force and effect.

18.4	This Agreement may not be assigned or transferred by either party hereto, except with permission of the non-assigning or non-transferring party; provided, however, that NGS may assign this Agreement to a wholly owned subsidiary or affiliate.

18.5	This Agreement contains the entire agreement between the parties, and can only be modified in a writing signed by both parties.

18.6	The captions to Sections of this Agreement are for convenience only and shall not be considered part of this Agreement or be used in determining the intent of the parties.

18.7	No waiver by a party of any breach or series of breaches of defaults by the other party, and no failure, refusal or neglect of a party to exercise any right hereunder or to insist upon strict compliance with or performance of the other party’s obligations under this Agreement shall constitute a waiver of the provisions of this Agreement with respect to any subsequent breach thereof or a waiver by a party of its right any time thereafter to require strict compliance with the provisions hereof, by the other party. The rights and remedies set forth in this Agreement are cumulative and are in addition to any remedies otherwise available to a party in law or in equity, and the exercise of any one or more of such remedies shall not be construed as a waiver of any other right or remedy.

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

18.8	This Agreement may be executed in any number of counterparts with the same effect as if all of the parties had signed the same document. In place of the transmittal of original documents, and where permitted by applicable law, such executions may be transmitted to the other parties by facsimile, portable document format (pdf) or similar electronic image-based format (collectively, “Facsimile”) and such Facsimile execution shall have the full force and effect of an original signature. All fully executed counterparts, whether original executions or Facsimile executions or a combination, shall be construed together and shall constitute one and the same agreement.

18.9	The natural persons signing and delivering this Agreement on behalf of any corporate entity represent, warrant, and covenant that he or she has been duly authorized by the said entity so to sign and deliver, and that all necessary requirements have been performed so as to make this Agreement the authorized, valid, and binding act of said person and the said entity.

19.	Exhibits.

19.1	Exhibit A.	Product Development/Marketing Timeline,

19.2	Exhibit B.	NGE Call Center Operations / Lindblad Coordination with [*]

19.3	Exhibit C.	Insurance Operations & Guidelines

19.4	Exhibit D.	NGE Traveler Information Form

19.5	Exhibit E.	Terms and Conditions and Replacement Paragraph for Group Reservations

19.6	Exhibit F.	Lifelong Explorer (LLE) Enrollments

19.7	Exhibit G.	Illustrative Example of Bonus Calculation

NATIONAL GEOGRAPHIC SOCIETY	LINDBLAD EXPEDITIONS, INC.

By	By

Print Name:	Print Name:

Title:	Title:

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT A
Product Development / Marketing Timeline

NGE and Lindblad agree to [*] in order to [*]. This schedule may be amended by mutual agreement.

[*].

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TOUR OPERATOR AGREEMENT

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT B
NGE Customer Service Center Operations / Lindblad Coordination [*]

This exhibit outlines the roles and responsibilities of Lindblad Expeditions (“LEX”), National Geographic Society, d/b/a National Geographic Expeditions (“NGE”) and [*] (“[*]”) regarding management of the Customer Service Center Operation for National Geographic Sponsored Trips for which LEX is the tour operator (“LEX/NG Trips”), including the administration of inquiries and reservations via telephone, mail or the Internet and coordination of the customer service center operations for all National Geographic Sponsored Trips. Lindblad warrants that customer service levels provided to NGE/Lindblad Trip Participants will be consistent with the customer service levels provided to all other Participants.

LEX, [*] and NGE will each appoint a senior staff member to coordinate the operation of the NGE Customer Service Center.

[*] Staff Member - [*]

LEX Staff Member - [*]

NGE Staff Member - [*]

Upon agreement by all three parties, this document may be revised in the future to account for changes in the operational requirements of NGE, LEX, [*] or other tour operators.

I.	Incoming Calls

[*]

II.	Call Center Operation

Hours of Operation

Standard operating hours for the NGE Call Center at LEX will be from 9:00 a.m. to 8:00 p.m. Eastern Time (ET) on weekdays and 10 a.m. to 5 p.m. on weekends.

The NGE Call Center hours at [*] are from 9:00 a.m. to 6:00 p.m. weekdays at [*].

The NGE Call Center hours at [*] are from 8 a.m. to 5 p.m. Mountain at [*].

The NGE Call Center hours at [*] are from 8 a.m. to 5 p.m. Pacific at [*].

The NGE Call Center hours for [*] are from 8:30 am to 5:00 pm Pacific at [*].

The NGE Call Center hours for [*] are from 8:00 am to 5:00 PM Pacific at [*].

** See the after hours call transfer section for details on how to handle after hours calls.

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Call Disposition

The following are the possible outcomes of a call to the NGE phone line, a letter to NG Expeditions and/or correspondence via the Internet:

1.	Booking an Expedition

2.	Fulfilling a Request for Information

3.	Customer Data Update

4.	Customer Complaint

5.	Changing or canceling a booking

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.	[*]

III.	After Hours

[*]

IV.	Standards for Response and Fulfillment

[*]

VIII.	Training

LEX, [*] and NGE will work together to train their call center staff on all NGE offerings in order to streamline the operation of the NGE Customer Service Centers at [*] and LEX and provide a high level of customer service to any caller to the NGE Customer Service Center. During the training, NGE will provide a complete list of its trip offerings and the proper contact information for the transfer of misdirected requests for reservations, general inquiries or booked travelers.

IX.	NGE Data

Lindblad will manage NGE’s data as outlined in sections 5.9 and 5.10 of the Tour Operator Agreement.

X.	Customer Service Standards for National Geographic Expeditions

Service Commitment

1.	[*] and LEX Expeditions commit to providing prompt and courteous service to all National Geographic inquirers and travelers.

2.	[*] and LEX Expeditions commit to working together to ensure a seamless operation and smooth customer service, whether the inquirer or traveler is ultimately an [*] or a LEX customer.

3.	[*] and LEX shall provide catalog fulfillment by forwarding the request to the fulfillment house within [*] of the request via a direct web interface. [*] and LEX staff will advise the requester that their catalog should arrive within [*] days.

4.	Should [*] receive a cancellation from a NGE-LEX traveler, [*] will forward the cancellation notice to LEX [*]. Similarly, should LEX Expeditions receive a cancellation from an NGE-[*] traveler; LEX Expeditions will forward the cancellation notice to [*].

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.	Should [*] receive a complaint about service relating to LEX or vice versa, both parties agree that we must present a united front for NGE and acknowledge the customer’s dissatisfaction, and assure them that [*]. Then [*] and LEX will inform each other and NGE of the problem and the responsible party (either [*] or LEX) will champion the resolution of the problem for the customer and follow through.

XI.	Operator Script for [*]/LEX NGE Staff

To be provided by NGE in a separate document.

XII.	AUTOMATED NGE PHONE GREETING SCRIPTS

[*]

XIII.	NGE TRAVEL PROGRAMS, TOUR OPERATORS AND PHONE NUMBERS

NGE TO COMPLETE AND DISTRIBUTE WHEN EACH NGE CATALOG IS COMPLETED AND THE CUSTOMER SERVICE CENTER IS BRIEFED

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT C
Insurance Operations & Guidelines

NGE has contracted with Travel Insurance Services to provide travel insurance to NGE Participants on all NGE trips, including NGE/Lindblad Trips.

All welcome letters for NGE/Lindblad Trips should include the insurance materials that NGE will provide to Lindblad. Lindblad agrees not to send [*] to any NGE/Lindblad Trip Participant.

Below is a summary of the travel insurance procedures for NGE/Lindblad Trips.

1.         For all NGE/Lindblad Trips, the Welcome Letter with enclosures (Invoice, Insurance Summary, Insurance brochure, Traveler Information Form, Responsibility and Terms and Conditions) must be sent out [*] of receipt of the NGE/Lindblad Trip Participant’s deposit to the NGE/Lindblad Trip Participant or, if booked through a travel agent, to the travel agent. The Welcome Letter – including an alliance introduction/overview should be printed on Co-branded letterhead. The NGE Traveler Information Form and Responsibility and Terms and Conditions should be printed on NGE letterhead.

2.         The Insurance brochure should also be included in Mailing #1, approximately six months prior to departure.

To purchase the insurance, NGE/Lindblad Trip Participants must complete the enrollment form in the insurance brochure and return it directly to Travel Insurance Services. Please direct any questions about the insurance to Travel Insurance Services at 800-937-1387, and refer them to the insurance representative responsible for NGE.

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EXHIBIT D

NGE Traveler Information Form
TO BE PRINTED ON NGE LETTERHEAD

TRAVELER INFORMATION FORM [Trip Name]

[Trip Dates]

Please complete both sides of this form (one for each person traveling) and return it to us in the enclosed envelope.

The following information assists in the overall planning of the trip. Information will be made available, as needed, only to those involved in arranging and leading the trip. Please be as detailed as possible.

Name as on passport—last name, first name, middle initial, Mr./Mrs./Dr. Name for name badge

Date of birth	Citizenship Passport number & expiration date for international trips only

Mailing address—please do not provide a P.O. Box address as final documents are sent via Federal Express

City	State	Zip code

Telephone—day	Telephone—evening	Telephone—mobile

E-mail Address

General statement of health (please note any medical conditions that we should be aware of while you are on this trip):

Dietary restrictions—if vegetarian, please be specific:

Allergies to medication or food:

Significant vision or hearing problems:

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Walking or mobility problems:

List any medications you take and the reason for taking them:

Check whether you would prefer a ☐ smoking or ☐ non-smoking room, if such accommodations are available.

Check whether you would prefer ☐ one king-size bed or ☐ two twin beds, when applicable and available.

Special events to be celebrated during the expedition (e.g., anniversary):

List any special requests:

Occupation/Hobbies/Interests:

Other National Geographic Expeditions taken:

Reason for taking this expedition (please note any special interests related to this trip):

(a)        Insurance

Trip cancellation insurance is strongly recommended and advised. Enclosed with this mailing is a brochure describing optional trip cancellation insurance offered through Travel Insurance Services. To purchase this insurance, return your enrollment form and payment directly to Travel insurance Services. Please advise whether you are purchasing optional trip cancellation insurance below.

Yes, with Travel Insurance Services

Yes, with another insurance company
(Name of Company)
No

(b)        In case of an emergency, please notify:

Name		Relationship

Telephone—day	Telephone—evening	Telephone—mobile

Street Address

City	State	Zip Code

E-Mail Address

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(c)        Agreement, Assumption of Risk, Waiver and Release

Enclosed with this form is a copy of our statements of Responsibility and Terms and Conditions. As a condition to acceptance of this application and participation on the expedition, each applicant must sign the following statement (parent or legal guardian must sign for each child):

I have read the schedule of activities for this trip and recognize and accept the risks thereof. I have read and agree to the TERMS AND CONDITIONS and the RESPONSIBILITY statement for this expedition (enclosed) and understand that they include a release of liability that will be binding upon myself and my family, heirs, and legal representatives. I further agree to release and hold the National Geographic Society and its designated tour operator(s) and tour administrator harmless from any and all liability, loss, or damage that may arise out of my participation in this National Geographic Expedition.

Signature:	Date:

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EXHIBIT E
NGE Terms And Conditions

Responsibility

The National Geographic Society will provide educational enrichment for National Geographic Expeditions as outlined in this catalog as a sponsoring organization and has licensed qualified professional tour operators to organize and administer National Geographic Expeditions. The designated tour operator(s), in turn, acts only as an agent for any transportation carrier, hotel, ground operator, or other suppliers of services connected with these tours (“other providers”), and the other providers are solely responsible and liable for providing their respective services. The passenger tickets in use by the carriers shall constitute the sole contract between the carriers and the passenger; the carriers are not responsible for any act, omission, or event during the time participants are not aboard their conveyances.

The National Geographic Society and its designated tour operator and tour administrator shall not be held liable for (A) any damage to, or loss of, property or injury to, or death of persons occasioned directly or indirectly by an act or omission of any other provider, including but not limited to any defect in any aircraft, watercraft, or vehicle operated or provided by such other provider; and (B) any loss or damage due to delay, cancellation, or disruption in any manner caused by the laws, regulations, acts or failures to act, demands, orders, or interpositions of any government or any subdivision or agent thereof, or by acts of God, strikes, fire, flood, war, rebellion, terrorism, insurrection, sickness, quarantine, epidemics, theft, or any other cause(s) beyond their control. The participant waives any claim against the National Geographic Society and/or its designated tour operator and tour administrator for any such loss, damage, injury, or death.

By registering for a National Geographic Expedition, the participant certifies that he/she does not have any mental, physical, or other condition or disability that would create a hazard for him/herself or other participants. The National Geographic Society and its designated tour operator reserve the right in their sole discretion to accept, decline to accept, or remove any participant on a National Geographic Expedition. The National Geographic Society and the tour operator reserve the right, without penalty, to make changes in the published itinerary whenever, in their judgment, conditions warrant or if they deem it necessary for the comfort, convenience, or safety of participants. Neither the National Geographic Society, its designated tour operator, nor its tour administrator shall be liable for any air carrier’s cancellation penalty incurred by the purchase of a nonrefundable ticket to or from the participant’s National Geographic Expedition departure city. Baggage and personal effects are at all times the sole responsibility of the participant.

Terms and Conditions

Basis of Rates: All prices are based on two persons sharing a room or cabin. All prices and fares are quoted in U.S. dollars. The rates are based on current tariffs and are subject to change due to unforeseen circumstances. While we will do everything possible to maintain the listed prices, if it is necessary to levy a surcharge, we reserve the right to do so, and notification will be given at the time of final invoicing.

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Eligibility: Participation in a National Geographic Expedition is a benefit of membership in the National Geographic Society. Membership dues for 2012 are $34. Anyone under 18 must be accompanied by a parent or guardian for the entire journey.

Included in Expedition Cost: Accommodations and meals as indicated in the itinerary (B breakfast, L = lunch, D = dinner); educational materials; pre-departure information; entrance fees, excursions, and sightseeing noted as included in the itinerary; all gratuities except those for train or ship’s crew, unless otherwise noted on the itinerary page; ground transportation during the expedition; transfers to and from group flights where applicable; services of National Geographic experts, lecturers, guides, expedition manager, and any other staff; and taxes, port charges, baggage handling, and service charges. Please note: the “B, L, D” notations apply to the period during the expedition only and do not include any meals on flights to/from the trip. Internal airfare is included on some international expeditions as indicated in the itinerary.

Not Included: Air transportation and related fees (except as indicated in the itinerary); activities noted as optional in the itinerary; gratuities for train or ship’s crew, unless otherwise noted on the itinerary page; passport and visa expenses; baggage/accident/cancellation insurance; personal expenses, such as laundry, telephone calls, and alcoholic beverages; and any other items not specifically noted as included.

Single/Shared Accommodations: A limited number of single rooms/cabins are available at an extra cost on a first-come, first-served basis. We will assist persons requesting a roommate. Participants will be notified if a suitable roommate is not available, in which case the single rate will be charged.

Payments, Cancellations, and Refunds: To reserve space on a National Geographic Expedition, a [*] per-person deposit is required for trips that are nine days or less, and a $[*] per-person deposit is required for trips that are ten days or more except if noted on the itinerary page. Final payment is due no later than 90 days prior to departure. Payments must be made by credit card. Your reservation may be canceled if full payment has not been received by 90 days prior to departure. For reservations made within 90 days of the departure date, full payment is required when the reservation is accepted. All cancellation notices must be received in writing and will become effective as of the date of the postmark. If you cancel 120 days or more prior to departure, a refund less an administrative fee of [*]% of your deposit will be made. Per-person charges for cancellations that occur less than 120 days prior to departure are as follows: 91-119 days prior to departure: [*]% of your deposit amount; 45-90 days prior to departure: [*]% of the expedition cost; 44 or fewer days prior to departure: [*]% of the expedition cost. This policy also applies to pre- and post-trip extensions. Any airline tickets issued are subject to the carrier’s refund policy. Leaving an expedition in progress, for any reason whatsoever, will not result in a refund, and no refunds will be made for any unused portions of an expedition. We reserve the right to cancel any trip because of inadequate enrollment that makes the trip economically infeasible to operate or because of good-faith concerns with respect to the safety, health, or welfare of the participants. If an expedition is canceled prior to departure, the tour operator will provide you with a full refund of monies paid to the tour operator; except in the event that the cancellation is due to a significant event that makes it infeasible to operate the expedition as planned, in which case the tour operator will provide you with a refund and/or credit toward a future National Geographic Expedition equivalent to monies paid to the tour operator. If we cancel the trip in progress, you will receive a prorated refund based on the number of days not completed on the expedition. We will not be responsible for any refund for nonrefundable airline tickets or for any airline tickets purchased by the passenger directly from an airline or travel agent.

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Trip-cancellation insurance is available at an additional cost and is strongly recommended. For more information and to enroll, visit the “Travel Insurance” section of our website at www.nationaIgeographicexpeditions.com.

Itinerary Changes: The itineraries and staff presented in this catalog are subject to modification and change by the National Geographic Society or its designated tour operator. Every reasonable effort will be made to operate programs as planned, but alterations may still occur after final itineraries are sent.

Health Requirements: You must be in good physical and mental health. Any physical condition, diet, or treatment requiring special attention must be reported in writing when the reservation is made.

Photography: We reserve the right to take photographs or videos during the operation of any expedition or part thereof and to use the resulting photography, videos, or recordings for promotional or commercial use. By making a reservation on a National Geographic Expedition, the participant agrees to allow his/her likeness to be used by the National Geographic Society, National Geographic Society–authorized third parties, and the Tour Operator without compensation to the participant. If the participant prefers that his/her likeness not be used, he/she must notify us in writing prior to departure of the trip.

Copyright in all photographs, video, and related materials created by the participant (“Expedition Materials”) shall belong to the participant upon creation. The participant grants to the National Geographic Society a non-exclusive, worldwide, irrevocable license to use any Expedition Materials provided to the National Geographic Society and/or the Tour Operator in any media for the following limited purposes: editorial use, promotion of this editorial use, promotion of National Geographic’s travel programs, or promotion of the mission of the National Geographic Society.

Other: Other Terms and Conditions may apply to some expeditions and will be provided with pre-trip mailings.

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

By registering for a National Geographic Expedition, the participant agrees to the Responsibility statement and the Terms and Conditions herein.

Mailing List: If you are receiving duplicate catalogs, have address updates, or would like to be removed from future National Geographic Expeditions mailings, please call toll-free I -888-966- 8687.

Group Discount: For a party of eight people or more traveling on an expedition, you will each receive [*] percent off the expedition cost. Other Terms and Conditions may apply. Please ask upon making your reservation. The group discount is not applicable on private jet bookings.

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Terms and Conditions Replacement Paragraph for Group Reservations

Deposits, Cancellations, and Refunds for Group Reservations

To be eligible for the group discount, your party must consist of a minimum of eight travelers at the time of booking. For group reservations, a non-refundable deposit of [*] of the expedition cost per person is required to reserve space on a National Geographic Expedition. An additional non-refundable deposit of [*] of the expedition cost is required 180 days in advance. Final payment is due no later than 90 days prior to departure. Payments must be made by credit card. For reservations made within 90 days of the departure date, full payment is required when the reservation is accepted. All cancellation notices must be received in writing and will become effective as of the date of the postmark. Per person charges for cancellations are as follows: 180 days or more prior to departure, [*] of the expedition cost; 179-90 days prior to departure: [*] of the expedition cost; 89 or fewer days prior to departure: [*] of the expedition cost. Should your group fall below the minimum of eight travelers, the standard Deposits, Cancellations, and Refunds policy printed in the National Geographic Expeditions catalog or online at our website (www.nationalgeographicexpeditions.com) will go into effect for the remaining travelers, and the discount will not apply. Any airline tickets issued are subject to the carrier’s refund policy.

Leaving an expedition in progress, for any reason whatsoever, will not result in a refund, and no refunds will be made for any unused portions of an expedition. National Geographic reserves the right to cancel any trip because of inadequate enrollment that makes the trip economically unfeasible to operate or because of good-faith concerns with respect to the safety, health, or welfare of the participants. If National Geographic or its designated tour operator cancels an expedition prior to departure, you will receive a full refund of monies paid to National Geographic or its designated tour operator. If cancel the trip in progress, you will receive a prorated refund based on the number of days not completed on the expedition. We will not be responsible for any refund for nonrefundable airline tickets or for any airline tickets purchased by the Participant directly from an airline or travel agent.

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EXHIBIT F
Lifelong Explorer (LLE) Enrollments

Enrollment Criteria

NGE’s Lifelong Explorer Program (“Program”) enables guests to become eligible for discounts and other benefits upon the completion of their third NGE trip.

Below is a more detailed list of criteria for eligibility in the program:

NGE 3x:

Any guest who travels 3x with NGE is automatically enrolled in the Program.

Any combination of 3x Lindblad and NGE programs:

Guests who have traveled three times on any LindbladTrips, including at least one time as a Lindblad/NGE Trip Participant, will be eligible for membership in the Program.

3x Lindblad only when booking a non-NGE/Lindblad Trip:

Once Lindblad confirms that they have traveled with Lindblad at least 3 times, NGE will honor the discount on the Program and will enroll the guest in NGE’s Program.

3x Lindblad only when booking a Lindblad Trip:

Lindblad will provide the equivalent discount to the Participant and enroll that individual in the Lindblad loyalty program

Exclusions

If a guest who has traveled on a Lindblad Trip three or more times took his or her first Lindblad Trip as part of either a charter or a group and has never traveled as a Lindblad/NGE Trip Participant, that guest will be ineligible for membership in the LLE program.

Communication
As Lindblad and NGE share no data across the organizations, the only way to handle these circumstances is through direct communication. Understanding the details of past guest travel history, issued credits and donations to the Lindblad/NG Fund will require research by and sharing of research results between Lindblad and NGE.

The standard process will be for a NGE-identified representative to speak directly with a Lindblad-identified representative to investigate credit usage requests or understanding guest travel history to qualify travelers for NGE’s LLE program.

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NGS Fee
The process for handling LLE discounts is outlined in Section Obligations of Lindblad, sub-Section Incentives 5.17 of the Tour Operator Agreement.

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT G

NGE BONUS COMMISSION ILLUSTRATION
In $000

	Calculation	2010	2011
Lindblad Maximum Yield [A]		[*]	[*]
NGE Commissionable Revenue [B]		[*]	[*]
NGE CONTRIBUTION % [C]	[*]*100%	[*]	[*]

Target [D]	[*]		[*]
NGE Commissionable Revenue	[B]		[*]
NGS Bonus Payment Base [E]	[B] – [D]		[*]
NGS Bonus Payment	[E] [*]		[*]

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